EXHIBIT 10.98

                               AMENDMENT NO. 1 TO
                           SALARY REDUCTION AGREEMENT

      THIS AMENDMENT NO 1. TO SALARY REDUCTION AGREEMENT (this "Agreement") is made as of March _____, 2008, by and between _____________________ (the
"Executive") and U.S. HELICOPTER CORPORATION (the "Company").

                                   WITNESSETH

      WHEREAS, as a condition of purchasing certain secured convertible debentures in August 2007 (the "August 2007 Debentures"), the Investor required the Executive to enter into that certain Salary Reduction Agreement dated as of August 24, 2007 (the "Salary Reduction Agreement");

      WHEREAS, YA Global Investments, L.P. (the "Investor") proposes to purchase from the Company Convertible Debentures in the principal amount of One Million Two Hundred Fifty Thousand Dollars ($1,250,000.00) (the "New Convertible Debentures");

      WHEREAS, the Company is indebted to the Buyer under prior financing arrangements (the "Prior Financing Agreements") between the Buyer and the Company in the aggregate principal amount of approximately $10,200,000 (all monetary obligations of the Company to the Buyer under the Prior Financing Agreements and related documents and debentures, including without limitation all principal, interest, redemption fees, costs, and expenses, whether now owed or hereafter arising are hereinafter referred to as the "Prior Debentures");

      WHEREAS, as a condition to the issuance of Convertible Debentures issued by the Company in favor of the Investor in August 2007 (the "August 2007 Debenture"), certain members of the Company's senior management and Board of Directors have invested a total of Fifty Thousand Dollars ($50,000) (the "Management Contribution") in the Company's common stock; and

      WHEREAS, as a condition of purchasing the New Convertible Debentures, the Investor has required the Executive to amend the Salary Reduction Agreement in accordance with the terms and conditions set forth herein.

      NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

      1. The parties acknowledge that the salary currently paid by the Company to the Executive has been reduced by 20% (the "Unpaid Salary") in accordance with the Salary Reduction Agreement. Such salary reduction shall continue from the date hereof until the total indebtedness owed to the Investor under the Prior Debentures and the New Convertible Debentures is reduced by a total of $6.25 million (the "Repayment Date") at which time the Executive's salary may be restored to its prior level.

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      2. Within five (5) days of the Repayment Date, the Unpaid Salary may be converted into shares of the Company's common stock at the greater of (i) the VWAP (as defined below) on the day immediately preceding the Repayment Date or
(ii) $0.50 per share (and such accrued but Unpaid Salary shall not be paid in cash) and such shares of Company common stock shall be delivered to the Executive in satisfaction of the Unpaid Salary.

      3. The Executive may elect not to have the portion of the Unpaid Salary equal to such Executive's Management Contribution (the "Management Contribution Portion of Unpaid Salary") converted into shares of Company common stock pursuant to Section 2 of this Agreement but rather to have such Executive's Management Contribution Portion of Unpaid Salary paid in cash by the Company after all amounts owed collectively under the Prior Debentures have been reduced to $5.0 million or less.

      4. "VWAP" is defined to mean the volume weighted average price of the Company's common stock as quoted by Bloomberg, LP.

      5. This Agreement shall be binding upon and shall inure to the benefit of Executive and the Company and their respective successors and assigns.

      6. This Agreement may not be amended without the written consent of the Investor.

          [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]


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      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized representatives as of the day and year first above written.

                                          U.S. HELICOPTER CORPORATION

                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:


                                          EXECUTIVE

                                          --------------------------------------
                                          Name:


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